Exhibit 10.2
PLACEMENT AGENT AGREEMENT

August 5, 2016

Luckycom, Inc.
1790 Hughes Landing Blvd. Suite 400,
The Woodlands, Texas 77380

Attention: Kingrich Lee

Dear Mr. Lee:

This letter agreement (this "Agreement") confirms the terms of our agreement pursuant to which Luckycom, Inc. (the "Company") has engaged  Jianwen Li (the "Placement Agent") to act as the Company's placement agent in connection with one or more sales by the Company to the Purchasers (as defined below) identified by the Placement Agent to the Company (each, a "Transaction" and together the "Transactions") of up to 120,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at a price of $1.00 per share pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act") (the "Engagement").

1. Appointment and Acceptance.

 a. The Company hereby appoints the Placement Agent to serve as the Company's placement agent in connection with the Transactions and the Placement Agent accepts such appointment, subject to the terms and conditions of this Agreement.

 b. The Placement Agent agrees that in its capacity as placement agent hereunder it will use its reasonable efforts to identify potential purchasers (collectively, the "Purchasers") for the Shares and assist the Company in effecting a Transaction. In no event shall the Placement Agent be obligated to purchase the Shares or any other equity or debt securities of the Company or its affiliates for its own account or for the account of its affiliates or customers.

 c. In connection with this appointment, the Placement Agent shall, to the extent appropriate and requested to by the Company: (i) assist the Company in structuring the financial aspects of the Transaction; (ii) identify and contact selected potential Purchasers of the Shares and furnish them, on behalf of the Company, with information about the Company; and (iii) with respect to the Purchasers, conduct all sales and marketing activities with respect to the Transactions in accordance with the terms of this Agreement and Regulation S under the Securities Act.

d. The Placement Agent shall provide to the Company or its agents a list of potential Purchasers that it expects to solicit in connection with a proposed Transaction. The Company shall grant the Placement Agent exclusivity with respect to the Purchasers, i.e. the Company will neither directly nor indirectly (e.g. via a third party) without the prior written approval of the Placement Agent contact the Purchasers with respect to the Transactions. The list of potential Purchasers shall be attached as Annex I to this Agreement. Annex I may be amended from time to time upon mutual agreement (in writing or by fax) between the Company and the Placement Agent.

e. The Company acknowledges and agrees that the Placement Agent has been retained solely to provide the advice or services set forth in this Agreement. The Company understands that the Placement Agent is not undertaking to provide any legal, accounting or tax advice in connection with this Agreement or the Transaction. The Placement Agent shall not be responsible for the underlying business decision of the Company to effect a Transaction or for the advice or services provided by any of the Company's other advisors, agents or contractors, including, without limitation, the Company's structuring agent for the Transactions. The Company shall be solely responsible for the commercial assumptions on which any advice provided by the Placement Agent is based.

2. Coordination. In order to facilitate the effective coordination of the Transaction process, each party agrees to keep the other party apprised of any discussions or negotiations regarding a potential Transaction.

3. Information. In connection with the Engagement, the Company shall make available to the Placement Agent all information reasonably requested by it for the purpose of its Engagement and will provide the Placement Agent reasonable access to officers, directors, employees, accountants, counsel and other representatives  "Representatives") of the Company.

4. Confidentiality. The Placement Agent shall treat as confidential all nonpublic information ("Information") regarding the Company provided to it by the Company or its Representatives during the Term of this Agreement and will not disclose any information to a third party other than in connection with the performance of the Engagement without the prior written approval of the Company, except as required by judicial or regulatory process or expressly by applicable law. The term "Information" does not include information which (i) is or becomes generally available to the public, (ii) was available on a non-confidential basis prior to its disclosure to the Placement Agent in connection with the performance of the Engagement or (iii) becomes available from a third-party source not known by the Placement Agent to owe a duty of confidentiality to the Company with respect to such information. Prior to disclosing any Information to a Purchaser, to the extent such Purchaser has not previously entered into a confidentiality agreement with respect to such Information, the Placement Agent will obtain an executed confidentiality agreement from such Purchaser on terms no less stringent than those herein.

5. Fees.

 a. The Company shall pay the Placement Agent a transaction fee of $0.05 per share of Common Stock purchased by a Purchaser in each Transaction (the "Transaction Fee") payable in the form of shares of restricted Common Stock valued at $1.00 per share upon the closing of each such Transaction (each a "Closing") whether or not the funds payable by a Purchaser are drawn down immediately or a delayed takedown is secured. Certificates representing Transaction Fee shares of Common Stock shall be mailed to Placement Agent within seven (7) days of the Closing.  For the avoidance of any doubt, the Placement Agent shall be issued 6,000 shares of Common Stock as her Transaction Fee in the event the Purchasers purchase an aggregate 120,000 shares of Common Stock for aggregate proceeds of $120,000.

b. In connection with any sales of Shares, the Company shall establish a third party escrow account to be managed and maintained by the Company's  attorneys, Sichenzia Ross Friedman Ference LLP for the Transactions (the "Escrow Account"). The Company shall require each Purchaser of Shares to deposit payment for such Shares (in immediately available funds) into the Escrow Account and within five business days of the date of such deposit, Purchaser shall deliver a properly executed subscription agreement substantially in the form attached hereto as  Annex II (each, a "Subscription Agreement") and Subscription Information (as defined in the Subscription Agreement) to the Company. Upon instructions from the Company, all funds comprising the Escrow Account, less the applicable legal fees shall be remitted to the Company.

6. Term. Unless mutually agreed to by the parties, this Placement Agent Agreement and the Placement Agent's Engagement herein shall terminate (a) with respect to the Placement Agent's obligation to assist the Company in identifying Purchasers for the Shares and in effecting a Transaction, upon the conclusion of the offering, or (ii) September 1, 2016. Notwithstanding the foregoing, the Placement Agent's Engagement hereunder may be terminated at any time by either the Placement Agent or the Company upon two (2) days' prior written notice thereof to the other party (the period prior to any such termination being referred to herein as the "Term"). Unless the Company terminates the Engagement for a material breach by the Placement Agent of its obligations or a representation or warranty hereunder ("Cause"), the Placement Agent will continue to be entitled to the full Transaction Fee provided for herein in the event that at any time prior to the expiration of 12 months after any such termination the Company or any of its affiliates consummates, or enters into an agreement providing for, a Transaction that is subsequently consummated with a Purchaser identified to the Company by the Placement Agent. In the event the Company terminates the Engagement for Cause, the Placement Agent shall not be entitled to any Placement Fee following the date of such termination.

7. Expenses. Except as otherwise provided herein, each party shall each bear its own legal, accounting and other costs and expenses in connection with this Agreement and the Transactions contemplated hereby which are incurred by that party based on its activities hereunder. The Company shall be responsible for all legal, accounting, tax, and related fees and expenses. The Placement Agent shall be responsible for its own expenses incurred in connection with the Transactions, including, without limitation, legal and accounting review of the transaction documents, any additional due diligence review the Placement Agent determines is necessary.

8. Exemption from Registration: Restrictions on Offer and Sales of Shares. It is understood that the offer and sale of the Shares will be exempt from the registration requirements of the Securities Act pursuant to Regulation S thereof ("Regulation S"). Neither the Company nor the Placement Agent will directly or indirectly, take any action, including, without limitation, make any offer or sale of Shares if, as a result, the offer and sale of Shares contemplated hereby would fail to be entitled to the exemption from the registration requirements of the Act provided for in Regulation S of the Securities Act.

9. Representations and Warranties of the Company. As of the date hereof, the date of each Subscription Agreement, and the date of each Closing, the Company hereby represents and warrants to the Placement Agent and, with respect to a Purchaser party to a Subscription Agreement, to such Purchaser as of the date of the Subscription Agreement, and agrees as follows:

 a. All documents filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to Sections 12, 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") complied in all material respects with the requirements of the Securities Act, and the rules thereunder or the Exchange Act and the rules thereunder, as applicable.

 b. Neither the Company nor any of its affiliates (as such term is defined in Rule 405 of the Securities Act, "Affiliates") or any person acting on its or their behalf has engaged in any "directed selling efforts" within the meaning of Rule 902(c) of Regulation S with respect to the Shares.

 c. None of the Company or its Affiliates or any person authorized to act on its or their behalf has, directly or indirectly, made any offers or sales of any security, or solicited any offers to buy, any security under circumstances that would require the registration of the Shares under the Securities Act.

 d. No registration of the Shares under the Securities Act is required for the purchase of the Shares by a Purchaser in the manner contemplated herein.

 e. The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in its filings with the Commission, and to enter into and perform its obligations under this Agreement and each Subscription Agreement, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

 f. The capital stock of the Company conforms in all material respects to the description thereof contained in its filings with the Commission;, its outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by a Purchaser pursuant to this Agreement and each Subscription Agreement, will be fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares; and  no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Stock or ownership interests in the Company are outstanding; and all offers and sales of Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

 g. To the Company's knowledge, there are no material transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company or its subsidiaries in connection with the execution and delivery of this Agreement or the issuance by the Company or sale and delivery by the Company of the Shares.

 h. This Agreement and each applicable Subscription Agreement has been duly authorized, executed and delivered by the Company and constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors' rights and general principles of equity, and except as to rights to indemnity and contribution thereunder as may be limited by applicable law or policies underlying such law.

 i. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in each Subscription Agreement, other than such as will be made or obtained under the Securities Act, and those the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

 j. In the event of a liquidation of the Company, a sale or merger of the Company, a sale of all or substantially all of the Company's assets, or the listing of the Company's Common Stock on a national securities exchange, the Shares will have the same rights, privileges and preferences as those rights, privileges and preferences of the shares of Common Stock purchased by the Company's other stockholders.

 k. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have (i) a material adverse effect on the performance of this Agreement or any Subscription Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) a Material Adverse Effect.

 l. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, which the Company knows to be for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

10. Placement Agent Representations and Warranties. As of the date hereof, the date of each Subscription Agreement, and the date of each Closing, the Placement Agent hereby represents and warrants to the Company, and agrees as follows:

 a. This Agreement has been duly authorized, executed and delivered by the Placement Agent and constitutes a legally valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors' rights and general principles of equity, and except as to rights to indemnity and contribution thereunder as may be limited by applicable law or policies underlying such law.

 b. The Placement Agent is aware that the Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to U.S persons except in accordance with Rule 903 of Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Placement Agent will not offer, solicit offers to purchase, sell or arrange for the offer or sale of any Shares to Purchasers except in privately negotiated transactions that will not require registration of the Shares under the Act. Terms used in the first sentence of this subsection (b) have the meanings given to them by Regulation S.

 c. The Placement Agent has not offered or sold or and will not arrange for the offer or sale of the Shares except in an offshore transaction (i) complying with Rule 903 of Regulation S under the Act with Purchasers who will provide to the Placement Agent and to the Company a letter in the form set out in the Subscription Agreement and (ii) complying with all applicable laws of the People's Republic of China.

 d. The Placement Agent represents and agrees that the Placement Agent and each of her Affiliates has not entered, and will not enter into any contractual arrangement with respect to the distribution of the Shares except with the prior written consent of the Company.

 e. Neither the Placement Agent, nor any of her Affiliates, nor any person acting on any of their behalf, has engaged, or will engage, in any form of general solicitation or general advertising in connection with any offer or sale of the Shares.

 f. Neither the Placement Agent nor any or her Affiliates, nor any person acting on any of their behalf, has engaged or will engage in any "directed selling efforts" within the meaning of Regulation S under the Act with respect to the Shares.

 g. The Placement Agent will exercise reasonable care to ensure that the purchasers of the Shares are not underwriters within the meaning of Section 2(11) of the Act, and that sales to Purchasers will comply with Regulation S.

 h. The Placement Agent will comply at all times with the applicable laws of the People's Republic of China in conducting the Transaction.

11. Covenants of the Company. In connection with all offers and sales of the Shares:

 a. The Company will not, and will not permit any of its Affiliates, nor any person acting on its or their behalf, to engage in any directed selling efforts within the meaning of Regulation S with respect to the Shares.

 b. The Company will exercise reasonable care to ensure that the Purchasers of the Shares are not underwriters within the meaning of Section 2(11) of the Act, and that sales to purchasers will comply with Regulation S.

 c. The Company shall cause to be furnished to the Placement Agent at each closing of a sale of Shares copies of the executed Subscription Agreements, together with any other documents that may be required hereunder.

12. Covenants of Placement Agent. In connection with its services hereunder, the Placement Agent agrees that:

 a. The Placement Agent will not, and will not permit any of her Affiliates, nor any person acting on its or any of their behalf, to engage in any directed selling efforts within the meaning of Regulation S with respect to the Shares.

b. The Placement Agent will exercise reasonable care to ensure that the Purchasers of the Shares are not underwriters within the meaning of Section 2(11) of the Act, and that sales to purchasers will comply with Regulation S.

13. Indemnification.

a. The Placement Agent agrees to indemnify and hold harmless the Company or any its affiliates or their respective, officers, directors, managers, employees, stockholders, partners, members, agents or Representatives (collectively, the "Company Parties") from and against, and the Placement Agent agrees that no Company Party shall have any liability to the Placement Agent or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages, expenses or liabilities (including actions or proceedings in respect thereof) (collectively, "Liabilities") related to, arising out of or based upon (i) any breach of a representation, warranty or covenant of the Placement Agent, (ii) the bad faith, gross negligence or willful misconduct of such Placement Agent Party in performing the services hereunder, and (iii) any untrue statement or omission or alleged omission made by the Company in reliance upon and in conformity with written information furnished to the Company by the Placement Agent.

 b. If an action, suit, or proceeding (each an "Action") is brought against a party that may seek indemnification hereunder (an "Indemnified Party"), such Indemnified Party will promptly notify the party that may be subject to indemnification (an "Indemnifying Party") in writing of the institution of such Action. The Indemnifying Party may assume the defense of such Action, including the employment of counsel and the payment of all expenses in connection with such Action; provided, however, that an Indemnified Party shall have the right to employ its own counsel to defend such action at the Indemnifying Party's expense if (i) the Indemnifying Party authorizes the employment of such counsel, (ii) the Indemnifying Party has failed in its obligation to employ counsel reasonably satisfactory to the Indemnified Party to defend the Indemnified Party, or (iii) in the opinion of the Indemnified Party's counsel, the use of the Indemnifying Party's counsel to defend an Indemnified Party presents a conflict of interest or an Indemnified Party has one or more defenses that differ from the defenses available to the Indemnifying Party.

 c. An Indemnifying Party will not permit any settlement or compromise to include, or consent to the entry of any judgment that includes, a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. No Indemnified Party seeking indemnification or contribution under this section of the Agreement will, without the Indemnifying Party's prior written consent (not to be unreasonably withheld or delayed), settle, compromise or consent to the entry of any judgment in any Action.

 d. If the foregoing indemnification is for any reason unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Liability in such proportion as is appropriate to reflect the relative benefits received by the parties to the Transaction, in addition to any equitable considerations. If, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Indemnifying Party shall contribute to such amount paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, in connection therewith, in addition to any equitable considerations.

 e. The parties' obligations under this Section entitled "Indemnification" shall survive the expiration of the Term and any termination of this Agreement and shall inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Party and are in addition to any rights that any Indemnified Party may have at common law or otherwise.

14. Public Announcements. The Placement Agent, at its option and expense and after announcement of the Transaction, may place announcements and advertisements describing the Placement Agent's role in the Transaction and such other information as is publicly disclosed regarding the Transaction (which may include the reproduction of the Company's logo and a hyperlink to the Company's website on the Placement Agent's website), subject to the Company's prior written approval of any such announcements and advertisements, such approval not to be unreasonably withheld or delayed.

15. Independent Contractor. In connection with this engagement, the Placement Agent is acting as an independent contractor, with obligations owing solely to the Company and not in any other capacity. Nothing in this Agreement will be construed to make the Placement Agent an agent, employee, joint venturer, partner or legal representative of the Company. The Company acknowledges and agrees that the Placement Agent has been retained solely to act as the placement agent with respect to a Transaction and that no fiduciary duty or agency relationship between the Company and the Placement Agent has been created in respect of any Transaction or the Placement Agent's engagement hereunder, regardless of whether the Placement Agent has advised or is advising the Company on other matters.

16. Survival; Severability.

 a. The covenants under the headings "Appointment and Acceptance," "Coordination," "Fee" (subject to the rights set forth herein upon a termination) and "Covenants of the Company" shall terminate upon expiration of the Term or termination of this Agreement. All other provisions of this Agreement shall survive any expiration of the Term and any termination of this Agreement indefinitely.

 b. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be modified or invalidated.

17. Jurisdiction; Choice of Law; Waiver of Jury Trial. All aspects of the relationship created by this Agreement or the Engagement hereunder, any other agreements relating to the Engagement hereunder and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the Engagement hereunder shall be governed by and construed in accordance with the laws of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the courts sitting in New York, New York and agree to venue in such courts. Notwithstanding the foregoing, solely for purposes of enforcing the Company's obligations under the section entitled "Indemnification" of this Agreement, the Placement Agent consents to personal jurisdiction, service and venue in any court proceeding in which any claim or cause of action relating to or arising out of this Agreement or the Engagement hereunder is brought by or against the Company. THE PLACEMENT AGENT AND THE COMPANY EACH HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ENGAGEMENT HEREUNDER.

18. Miscellaneous.

 a. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of the Engagement. This Agreement may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, amendment or waiver is sought to be enforced.

 b. This Agreement is not assignable unless consented to by the other party in writing. Except as contemplated in the Section entitled "Indemnification", this Agreement is not intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company). Without limiting the foregoing, all provisions hereof shall be binding on and applicable to any successor to the assets and/or business of the Company.

 c. Heading titles are for descriptive purposes only and do not control or alter the meaning of this Agreement as set forth in the text.

 d. The Company acknowledges and agrees that the Placement Agent and  her Affiliates may be engaged in a broad range of transactions involving interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions or any information relating thereto to the Company. The Placement Agent will be free to conduct business with others, including with competitors of the Company, in undertakings similar to this Engagement. The obligations of the Placement Agent hereunder are intended solely for the benefit of the Company, and the Placement Agent does not have any obligation to any person other than the Company.

[SIGNATURES ON THE FOLLOWING PAGE(S)]

 If the foregoing correctly sets forth the understanding and agreement between the Placement Agent and the Company, please so indicate in the space provided for the purpose below, whereupon this Agreement shall constitute a binding agreement as of the date first above written.

By:

/s/  Jianwen Li
 Name:  Jianwen Li

Accepted and agreed as of the date first written above:

LUCKYCOM, INC.
By: /s/  Kingrich Lee
 Name:  Kingrich Lee
 Title:  Chief Executive Officer

ANNEX I

LUO HUIPING
Nationality: People's Republic of China
PRC National ID:  440181197806177524
Email：1062006733@qq.com
Address: Room 606, Tower 3, Xingye Hua Yuan,No. 18 Dong Xing Rd, Panyu Qu,Guangzhou ,PRC
No. of Shares subscribed:  50000

DENG QIAOLING
Nationality: People's Republic of China
PRC National ID:  440681197909081223
Email：sp-noble@163.com
Address: JUN JING HUA YUAN B01 ,RONGGUI ,SHUNDE QU,FOSHAN CITY, GUANGDONG,PRC ,
No. of Shares subscribed:  70000

ANNEX II

Subscription Agreement